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                                 BIOSEPRA INC.

                                                  BIOSEPRA INC.
                                       PRO FORMA CONSOLIDATED BALANCE SHEET
                                                  APRIL 30, 1996
                                                     (000'S)
                                                   (UNAUDITED)

                                                                 Historical        Pro Forma         Pro Forma
                                                                  BioSepra        Adjustments         Combined
                                                                  --------        -----------         --------
ASSETS

Current assets:
   Cash and cash equivalents                                     $  3,820          $ 2,000 (1)        $  5,820
   Accounts receivable                                              2,239                                2,239
   Inventories                                                      3,286                                3,286
   Prepaid and other current assets                                   521                                  521
                                                                 --------          -------            --------

       Total current assets                                         9,866            2,000              11,866

Property and equipment, net                                         2,281                                2,281

Goodwill, net                                                      10,321                               10,321
Other assets                                                          710                                  710
                                                                 --------          -------            --------

       Total assets                                              $ 23,178          $ 2,000            $ 25,178
                                                                 ========          =======            ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                              $  1,502                             $  1,502
   Related parties payable                                            668              (20)(2)             648
   Accrued expenses                                                 1,661                                1,661
   Accrued restructuring                                               95                                   95
   Deferred revenue                                                 4,100                                4,100
   Notes payable, current portion of long-term debt
   and capital lease obligations                                      445                                  445
   Promissory note payable to related party-Short-Term                 28                                   28
                                                                 --------          -------            --------

       Total current liabilities                                    8,499              (20)              8,479

Convertible subordinated note payable to related party              3,500            2,000 (1)              -
                                                                                        20 (2)
                                                                                    (5,520)(3)
Long-term debt and capital lease obligations                        1,121                                1,121
Promissory note payable to related party-Long-Term                    316                                  316
                                                                 --------          -------            --------

       Total liabilities                                           13,436           (3,520)              9,916

Stockholders' equity:
   Common stock                                                        70               14 (3)              84
   Additional paid-in capital                                      35,090            5,506 (3)          40,596
   Unearned compensation                                             (612)                                (612)
   Accumulated deficit                                            (24,944)                             (24,944)
   Cumulative translation adjustment                                  138                                  138
                                                                 --------          -------            --------

      Total stockholders' equity                                    9,742            5,520              15,262
                                                                 --------          -------            --------

      Total liabilities and stockholders' equity                 $ 23,178          $ 2,000            $ 25,178
                                                                 ========          =======            ========

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The accompanying footnotes are an integral part of the pro forma consolidated balance sheet.

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                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                  BALANCE SHEET

The pro forma consolidated balance sheet reflects the conversion by Sepracor of the Note into BioSepra common stock at the rate of $4.05 per share as if the transaction took place as of April 30, 1996, as follows:

     (1) Reflects draw-down of additional $2,000,000 by BioSepra available under the Note agreement with Sepracor.

     (2) Represents accrued interest for the month of April. The Note bears interst at 7%. The interest calculation is based on prinicpal of $3,500,000 outstanding for the one month period ending April 30, 1996.

     (3) Reflects conversion of the Note's principal and interest into common stock of BioSepra at the rate of 4.05 per share.